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                              EMPLOYMENT AGREEMENT


                  This Agreement (the "Agreement"), dated as of May 1, 1998, will confirm that Handy & Harman, a New York corporation (the "Company") has offered, and you have accepted, the position of Vice President, Planning and Development of the Company.

                  1. The term of your employment shall be from May 1, 1998 through May 1, 1999, subject to earlier termination pursuant to the provisions set forth below. After expiration of the term, unless the Agreement is extended or a new employment agreement is entered into with the Company, you shall be an employee at-will and entitled to all of the benefits including severance under the Company's then applicable policies.

                  2. You agree to use your best efforts to promote the interest of the Company and devote your full business time and energies to the business and affairs of the Company. You agree to perform such services as are customary to your position and as shall from time to time be assigned to you by the Board of Directors of the Company.

                  3. Your annual base salary shall be no less than $210,000, less applicable federal, state and local tax deductions, payable in accordance with the Company's customary payroll practices. Any increases in your annual salary shall be in the sole discretion of the Company's Board of Directors.

                  4. (a) You shall be eligible to participate in the following compensation plans that may be offered from time to time by the Company, in accordance with the terms and provisions of such plans and their successors and assigns and subject to the discretion of the Company's Board of Directors: the Handy & Harman Management Incentive Plan (the "Bonus



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Plan"), the Handy & Harman Long-Term  Incentive Plan (the "Incentive Plan"), and
WHX Corporation's (the "Parent Company") 1991 Incentive and Non-Qualified Stock Option Plan (the "Option Plan") in each case as described below.

                     (b) You shall be eligible to participate in the Bonus Plan beginning in respect of the 1998 plan year; provided, however, that any bonus amounts payable thereunder are contingent upon the Company's attainment of performance goals established by the Company's Board of Directors in its sole discretion.

                     (c) You shall be eligible to participate in the Incentive Plan in respect of the future cycles from the date hereof; provided, however, that any awards granted and any amounts payable thereunder are contingent upon the Company's attainment of performance goals established by the Company's Board of Directors.

                     (d) You shall be granted, effective as of April 23, 1998, options (the "Options") to purchase 100,000 shares of common stock of the Parent Company pursuant to the Option Plan. The Options shall (i) be granted under, and subject to the terms of, the Option Plan, (ii) have a ten (10) year term (subject to earlier termination as provided in the Option Plan and the form of grant agreement thereunder), (iii) vest and become exercisable with respect to one-third of the shares of common stock subject thereto on each of the first three (3) anniversaries of the date of grant and (iv) have an exercise price per share of common stock equal to the fair market value of the common stock as of April 23, 1998.

                  5. (a) You shall be eligible to participate in all Company employee benefit plans and programs which are made generally available to salaried employees of the Company, in accordance with the terms and provisions of such plans.


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                     (b) You shall be  eligible  to  participate  in the Handy &
Harman Supplemental Executive Retirement Plan and the Handy & Harman Executive Life Insurance and Post-Retirement Life Insurance Program, in each case in accordance with the terms and provisions of such plans.

                     (c) The Company shall reimburse you for annual financial, estate and tax planning and tax preparation expenses up to a maximum of 3% of your annual base salary in effect on January 1 of the tax year.

                     (d) You shall be provided with a Company-owned automobile in accordance with the Company's existing policies and procedures in place for other executive officers of the Company.

                  6. (a) The Company shall reimburse you for all reasonable business expenses incurred by you in accordance with the Company's policies on reimbursement for business expenses as then in effect.

                     (b) The Company shall reimburse you for annual membership fees and expenses with respect to your membership in one country club selected by you.

                     (c) You and your spouse shall be entitled to receive post-retirement health insurance benefits from the Company under the Company's Post-Retirement Medical Plan in effect for employees of the Company prior to 1992 on such terms and conditions in place for other employees covered by the Plan.

                  7. (a) The Company may terminate your employment at any time, without prior notice, for any of the following reasons: (i) your engaging in conduct which is materially injurious to the Company or the Parent Company, their subsidiaries or affiliates, or any of their


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respective  customer or supplier  relationships,  monetarily or otherwise;  (ii)
your engaging in any act of fraud, misappropriation or embezzlement or any act which would constitute a felony (other than minor traffic violations); or (iii) your material breach of this Agreement.

                      (b) If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties hereunder for at least 120 days within any twelve (12) consecutive months, excluding vacation time actually used in accordance with the Company's policies thereon, your employment may be terminated by the Company, upon written notice in accordance with paragraph 8 hereof without further notice.

                      (c) The Company, in its sole discretion, may terminate your employment at any time for any reason other than those stated in paragraphs 7(a) or 7(b) upon thirty (30) days prior written notice.

                  8. (a) If your employment is terminated by the Company pursuant to paragraph 7(a), you shall receive your base salary through the date of termination and the Company shall have no further obligations to you under this Agreement.

                      (b) If your employment is terminated by the Company pursuant to paragraph 7(b) or 7(c) or by your death, you or your personal representative, guardian, or the representative of your estate shall be entitled to the following severance and benefits:

                          (i) The Company shall pay you a severance payment (the
"Severance Payment") equal to one (1) year's full base salary at your highest rate in effect during the twelve (12) months preceding the date on which the Notice of Termination is given plus any Bonus Plan compensation you have accrued;


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                          (ii) The Company shall pay you the  Severance  Payment
starting no later than the thirtieth (30th) day following the date of termination. The Company shall pay the Severance Payment in equal installments over the course of the twelve (12) months following the date of termination.

                          (iii) The Company or the Parent Company shall continue
to provide you or your family with life insurance (other than in the event of termination of employment as a result of your death) medical and dental insurance benefits, financial planning and a company-owned automobile, substantially similar to those benefits which you are receiving or entitled to receive prior to your termination of employment, for twelve (12) months following the date of termination.

                          (iv) During the period you are  receiving any payments
or benefits under paragraph 8(b), you agree to promptly notify the Company and the Parent Company upon your acceptance of any other employment and upon your eligibility for any medical benefits, insurance, financial planning or use of a company-owned vehicle by your new employer, you shall no longer be eligible to participate in the corresponding aspects of the Company's and the Parent Company's benefit plans and arrangements.

                  9. You shall be entitled to terminate your employment for "Good Reason", which shall mean the occurrence of one of the following circumstances:

                           (i) a  reduction  in your  annual  base  salary as in
effect on the date of such change;

                           (ii) the Company  causes the relocation of the office
in which you are located prior to the change to a location more than fifty (50) miles from Rye, New York, except for


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required  travel on the  business  of the  Company  to an  extent  substantially consistent with your present business travel obligations;

                           (iii) pursuant to an action taken by the Company, you
are selectively excluded from a compensation, bonus, stock option or stock ownership plan otherwise in existence at the time of the change or thereafter put into effect for the benefit of others in a similar situation unless substantially equivalent benefits are provided to you;

                           (iv)  except as a  required  by law,  the  failure to
continue to provide you with benefits at least as favorable as those enjoyed by you under the employee benefit and welfare plans of the Company or the Parent Company in which you were participating at the time of the change or the taking of any action by the Company which would materially reduce any of the benefits enjoyed by you at the time of the change; or

                           (v) the failure of the Company or the Parent  Company
to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

                  10. Upon the occurrence of any of the aforestated set forth in
Section 9, you shall for Good Reason upon notice pursuant to Section 16 hereof to the Company, if such occurrence is not cured within 30 days of receipt of such notice, be entitled to the following benefits:

                      (a) The Company shall pay you a severance payment (the "Severance Payment") equal to one (1) year's full base salary at your highest rate in effect during the twelve (12) months preceding the date on which the Notice of Termination is given plus any Bonus Plan compensation you have accrued;

                      (b) For a twelve (12) month period after termination of your employment, the Company shall arrange to provide you with life, medical and dental insurance benefits, financial


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planning and a company-owned automobile substantially similar to those which you are receiving or entitled to receive immediately prior to the Notice of Termination, unless you are eligible to receive such benefits from a subsequent employer;

                      (c) The Company shall pay you the Severance Payment starting no later than the thirtieth (30th) day following the date of termination. The Company shall pay the Severance Payment in equal installments over the course of the twelve (12) months following the date of termination.

                  11. Your continued employment shall not constitute consent to, or as a waiver of rights with respect to, any circumstance constituting Good Reason hereunder for a period of sixty (60) days following the occurrence of such event, and thereafter such circumstance shall be deemed waived as an event giving rise to a termination pursuant to Section 9.

                  12. Any termination of your employment by the Company, or by you shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 16 hereof. For purposes of this Agreement, a Notice of Termination shall mean a notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. Further, you agree that upon termination that you will resign effective as of the date of termination from any and all directorships you may hold in the Company or the Parent Company and their subsidiaries.

                  13. "Date of Termination" shall mean (30) days after the date specified in the Notice of Termination.


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14.  Arbitration;  Certain Costs. Any dispute or controversy between the Company or Parent Company and you, whether arising out of or relating to the Agreement, the breach of the Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall take place in the New York City metropolitan area. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and you. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. In the event that it shall be necessary or desirable for you to retain legal counsel and/or incur other costs and expenses in connection with this arbitration provision, and provided that you substantially prevail in the enforcement of such rights, the Company shall pay (or you shall be entitled to recover from the Company, as the case may be) your reasonable attorneys' fees and costs and expenses in connection with any application under this arbitration provision, including the enforcement of any arbitration award, up to $25,000 in the aggregate. Except as necessary in court
proceedings  to  enforce  this  arbitration   provision  or  an  award  rendered
hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company.


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                  15. You have previously executed the Non-Competition Agreement annexed hereto.

                  16. Any notices required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand, sent by facsimile (so long as an original is mailed within 24 hours of such facsimile transmission), mailed by United States certified mail, return receipt requested, postage prepaid, or sent by nationally-recognized overnight mail service, as follows:

                           if to you:

                           Mr. Arnold Nance
                           10 Keeler Court
                           Ridgefield, CT. 06877

                           if to the Company:

                           555 Theodore Fremd Avenue
                           Rye, New York 10580
                           Attention: Paul Dixon
                                      Senior Vice President and
                                      General Counsel


and or to such other address as the parties may furnish to the other in writing in accordance with this paragraph. Notices of change of address shall only be effective upon receipt.

                  17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

                  18. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings among the Company and you with respect to such subject matter.


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This  Agreement can be modified only by a writing signed by you and the Company.
If any provision of this Agreement shall be held to be void or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. This Agreement shall inure to the benefit of and be binding upon the Company's successors and assigns.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                   HANDY & HARMAN




                                   By: /s/ Paul Dixon
                                       ----------------------------------------
                                       Name:  Paul Dixon
                                       Title: Senior Vice President and General
                                              Counsel



Agreed to this 1st day
of May, 1998



/s/ Arnold Nance
-----------------------------
Arnold Nance


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                                                                   Exhibit 10.16

                                 AMENDMENT NO. 1

                                       TO

                              EMPLOYMENT AGREEMENT




                  AMENDMENT NO. 1 dated as of December __, 1998 to the Employment Agreement dated as of May 1, 1998 (the "Employment Agreement"), by and between Handy & Harman (the "Company"), a New York corporation, and Arnold Nance ("Employee").
                              W I T N E S S E T H :


                  WHEREAS, Employee is an employee of the Company; and

                  WHEREAS, Employee and the Company have entered into the Employment Agreement, pursuant to which the Company has employed and will continue to employ Employee as Vice President, Planning and Development of the Company; and

                  WHEREAS, in consideration for Employee's performance under the Employment Agreement, the parties wish to amend certain terms of the Employment Agreement to provide for a one-year evergreen renewal, as provided herein.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Section 1 of the Employment Agreement is hereby amended in its entirety effective as of the date hereof to read as follows:

                           1. The initial term of your employment  shall be from
                  May 1, 1998 through May 1, 1999, subject to earlier termination pursuant to the provisions set forth below, and shall automatically be extended for successive one-year terms unless either you or the Company shall advise the other upon not more than 60 days nor less than 30 days notice that such term shall not be renewed; provided that if the Agreement shall not be renewed by the Company, you


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                  shall be entitled to the  benefits  set forth in Section  8(b)
                  hereof as if your employment had been  terminated  pursuant to
                  Section 7(c) hereof;

                  2. Except as modified above, the terms and conditions of the Employment Agreement are hereby confirmed and shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first above written.


                                   HANDY & HARMAN



                                   By: /s/ Robert LeBlanc
                                       ----------------------------
                                       Name:  Robert LeBlanc
                                       Title:   President and Chief
                                                Executive Officer



Agreed to this 21st day
of December, 1998


/s/ Arnold Nance
-----------------------
Arnold Nance


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